Exhibit 5(b)

                                        February 4, 1997

          The Mead Corporation
          Mead World Headquarters
          Courthouse Plaza Northeast
          Dayton, Ohio 45463

                    Re: The Mead Corporation $100,000,000 6.60% Notes due March 1, 2002, $150,000,000 7.35%
                         Debentures due March 1, 2017, $150,000,000
                         6.84% Debentures due March 1, 2037, and
                         $150,000,000 7.55% Debentures due March 1, 2047

          Ladies and Gentlemen:

                    This opinion is furnished by us as special counsel for The Mead Corporation, an Ohio corporation (the "Company"), in connection with the issuance and sale of $100,000,000 aggregate principal amount of the Company's 6.60% Notes due March 1, 2002, $150,000,000 aggregate principal amount of the Company's 7.35% Debentures due March 1, 2017, $150,000,000 aggregate principal amount of the Company's 6.84% Debentures due March 1, 2037 and $150,000,000 aggregate principal amount of the Company's 7.55% Debentures due March 1, 2047 (collectively, the "Securities") pursuant to the Pricing Agreement, dated February 4, 1997 (the "Pricing Agreement"), between Goldman, Sachs & Co. and J.P. Morgan Securities Inc. (the "Underwriters") and the Company, which Pricing Agreement incorporates in its entirety all the provisions of The Mead Corporation Underwriting Agreement, dated February 4, 1997 (the "Basic Provisions Agreement" and, together with the Pricing Agreement, the "Underwriting Agreement"). The Securities are to be issued under the Indenture, dated as of February 1, 1993, between the Company and The First National Bank of Chicago as trustee (the "Trustee"), and as supplemented by the Officer's Certificate, dated February 4, 1997 (the "Officer's Certificate"), establishing the terms of each series of Securities (such Indenture, as so supplemented, being hereinafter referred to as the "Indenture").

                    This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under Securities Act of 1933, as amended (the "Act").

                    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the registration statement on Form S-3 (File No. 333-16135) relating to up to $850,000,000 aggregate principal amount of debt securities filed with the Securities and Exchange Commission (the "Commission") on November 14, 1996 under the Act, and Amendment No. 1 thereto filed on January 10, 1997 (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement"), in accordance with procedures of the Commission permitting a delayed or continuous offering of securities pursuant to the Registration Statement, the prospectus included therein and subsequent prospectus supplements which provide information relating to the terms of the securities which may be offered and sold pursuant to the Registration Statement and the manner of their distribution; (ii) the Preliminary Prospectus Supplement, dated January 27,
          1997, the Prospectus dated January 22, 1997 and the Prospectus Supplement relating to the Securities, dated February 4, 1997, in the respective forms thereof filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Act (the "Rules and Regulations");
          (iii) the Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Trustee; (iv) the documents incorporated by reference in the Prospectus to the date of the Prospectus Supplement; (v) an executed copy of the Indenture; (vi) the forms of the Securities and specimen certificates thereof; (vii) an executed copy of the Underwriting Agreement; (viii) the Articles of Incorporation of the Company, as currently in effect; (ix) the Regulations of the Company, as currently in effect; (x) resolutions of the Board of Directors of the Company relating to the issuance and sale of the Securities and related matters; (xi) an executed copy of the Officer's Certificate; and (xii) the order of the Commission declaring the Registration Statement effective under the Act and the Indenture qualified under the Trust Indenture Act at 5:30 p.m. on January 22, 1997. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and (except as otherwise set forth below) execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                    Members of our firm are admitted to practice in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein. We have assumed that (i) the Company has duly authorized the issuance of the Securities and the filing of the Registration Statement under Ohio law; (ii) the Indenture and the Securities (collectively, the "Operative Documents") were duly authorized, executed and delivered by the Company under Ohio law; (iii) the choice of New York law in the Indenture is legal and valid under the laws of other applicable jurisdictions; and (iv) the execution and delivery by the Company of the Operative Documents and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (A) any agreement or instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (A) with respect to the Operative Documents), (B) any law, rule or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (B) with respect to those laws, rules and regulations of the State of New York and the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Operative Agreements, but without our having made any special investigation with respect to other laws, rules or regulations), (C) any judicial or regulatory order or decree of any governmental authority or (D) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. Reference is made to the opinion of David L. Santez, Assistant Secretary and Associate General Counsel of the Company, filed as Exhibit 5(a) to the Company's Current Report on Form 8-K dated the date hereof (the "Form 8-K"), with respect to matters under the laws of the State of Ohio, and our opinions set forth herein are subject to the same limitations, qualifications and assumptions set forth in such opinion.

                    Based upon and subject to the foregoing, we are of the opinion that:

                    1. The Indenture has been duly executed and delivered by the Company under New York law and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) we express no opinion as to Section 515 of the Indenture.

                    2. The Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) we express no opinion as to Section 515 of the Indenture.

                    David L. Santez, Assistant Secretary and Associate General Counsel of the Company, is permitted to rely upon this opinion for the purpose of delivering his opinion to the Company in its capacity as counsel to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We hereby consent to the filing of this opinion with the Commission as Exhibit 5(b) to the Form 8-K. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                         Very truly yours,

                         /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP